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CONTACT: Carol A. Cox, 201-930-3720	EMAIL: ccox@barrlabs.com
Barr Announces Offer of $2.2 Billion for PLIVA d.d.
PLIVA’s Supervisory Board Endorses Barr’s Offer to Shareholders; Combination Will Create Powerful Global Pharmaceuticals Platform Well-Positioned for Long-term Growth
Woodcliff Lake, NJ — June 27, 2006... Barr Pharmaceuticals, Inc. (NYSE: BRL) today announced that the Supervisory Board of PLIVA d.d. (LSE: PLVD; ZSE: PLVA-R-A), based in Zagreb, Croatia, has endorsed Barr’s proposal to make a tender offer to PLIVA’s shareholders to purchase 100% of the shares of PLIVA for approximately $2.2 billion in cash. Under the terms of its proposal, the Company would pay PLIVA shareholders who tender their shares HRK 705 cash for each PLIVA share, which equates to approximately $24.42 per each Global Depositary Receipt at current exchange rates.
Barr anticipates that it will launch a tender offer for PLIVA shares later this year, upon receiving Hart-Scott-Rodino clearance in the U.S., as well as a successful regulatory review in Germany, and approval by the Croatian Agency for Supervision of Financial Services. Additionally, the closing of the tender offer is conditional upon Barr receiving acceptances that result in the Company holding more than 50% of PLIVA shares.
“The combination of the product development, manufacturing and marketing strengths of Barr and PLIVA will create a powerful, global pharmaceutical leader with annual revenues of approximately $2.5 billion,” said Bruce L. Downey, Barr’s Chairman and Chief Executive Officer. “The combined company will continue to focus on high barrier-to-entry products utilizing Barr’s solid oral dosage form capabilities and PLIVA’s injectable and cream/ointment delivery technologies. In addition, the combined company’s active pharmaceutical ingredient (API) capabilities will support development of products with difficult to source raw materials. It also will provide a solid foundation for accelerating the development of biopharmaceutical products, building upon PLIVA’s biologic research program and the existing development venture between the two companies for G-CSF in North America.”
“This combination will redefine Barr’s potential for success by significantly lowering the cost structure that Barr faces as a stand-alone, U.S.-based company. Unlike one-time cost synergies, these capabilities and more favorable cost structure will produce synergies that will increase in successive years. The combined company would immediately have access to North American and European markets for current products and the ability to more cost-effectively launch future products. In addition, the combination will benefit from the expertise of U.S.-based and European-based management teams, and the highly skilled employee population of each organization, with regulatory and product development capabilities in the U.S., Europe and India.

Overall, this potential business combination will offer us increased market potential in the U.S. and Europe, and expands product opportunities, by dramatically expanding human resources and physical infrastructure in a lower cost environment.”
“We are confident that our offer, as well as our commitment to maximize PLIVA’s capabilities and its facilities, represents the best business option for PLIVA’s employees, the people of Croatia, and investors and shareholders in the company,” Downey concluded.
In March 2005, Barr announced that it had entered into a development, supply and marketing agreement with PLIVA for generic biopharmaceutical Granulocyte Colony Stimulating Factor (G-CSF). The companies are seeking to develop and seek approval to market the product in the United States and Canada as a generic version of Amgen’s NEUPOGEN® (filgrastim) product.
Financial Impact
The transaction is expected to be neutral to slightly accretive to the Company’s internal fiscal 2007 earnings estimates and accretive to the Company’s internal fiscal 2008 earnings estimates, excluding synergies and cost savings, charges associated with the transaction and the impact of amortization of intangible assets related to this transaction. The Company expects the combination to generate short-term cost savings and provide long-term cost benefits reflecting improved manufacturing efficiencies, lower manufacturing costs, lower product development costs and tax savings. Net pre-tax cost savings are estimated to be approximately $50 million in fiscal 2008 and growing to in excess of $100 million by fiscal 2009. In addition, long-term synergies and cost savings per year are projected to continue to increase as the Company further utilizes the expanded capabilities of the combined organization.
The Company intends to finance the transaction and related costs with a portion of Barr’s cash reserves, and new debt of approximately $2 billion under long-term and short-term facilities. As of March 31, 2006, the Company had over $600 million in cash and marketable securities and approximately $15 million of debt outstanding.
Banc of America Securities LLC is acting as financial advisor to Barr Pharmaceuticals, Inc.
Conference Call
Barr will host a conference call at 8:30 AM Eastern time today to discuss the Company’s bid for PLIVA. The number to call from within the United States is (866) 254-5941, and participants from outside the United States should call (612) 332-0630. A replay of the conference call will be available from 12:00 Noon Eastern time on June 27th through 11:59 PM Eastern time on June 29th, and can be accessed by dialing (800) 475-6701 in the United States or (320) 365-3844 Internationally and using the access code 834027.
About PLIVA d.d.
PLIVA, established in 1921, is a global generic pharmaceutical company with operations in more than 30 countries worldwide. It is the leading pharmaceutical company based in Central and

Eastern Europe (CEE) and has been listed on the Zagreb and London Stock Exchanges since 1996. PLIVA specializes in the development, production and distribution of generic pharmaceutical products, including biologicals, cytostatics, and other value-added generics, as well as active pharmaceutical ingredients.
About Barr Pharmaceuticals, Inc.
Barr Pharmaceuticals, Inc., a holding company that operates through its principal subsidiaries, Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc., is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals.
This announcement does not constitute an offer to sell or invitation to purchase any securities or the solicitation of any vote for approval in any jurisdiction, nor shall there be any sale, issue or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.
Forward-Looking Statements
Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company’s business. These factors include, among others: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the outcome of litigation arising from challenging the validity or non-infringement of patents covering our products; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; our ability to complete product development activities in the timeframes and for the costs we expect; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies and products we acquire and implementing our new enterprise resource planning system; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; changes in generally accepted accounting principles; and other risks detailed from time-to-time in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005.
The forward-looking statements contained in this press release speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.
[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at http://www.prnewswire.com/comp/089750.html. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com). For complete indications, warnings and contraindications, contact Barr’s Drug Information Department at 1-800-Barr Lab. All trademarks referenced herein are the property of their respective owners.]
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